Exhibit 10(c)1
AMENDMENT TO LIMITED LIABILITY COMPANY AGREEMENT
This AMENDMENT TO LIMITED LIABILITY COMPANY AGREEMENT (this “Amendment”) is dated and effective as of May 26, 2017 (the “Effective Date”) and amends the Fourth Amended and Restated Limited Liability Company Agreement of Entergy Holdings Company LLC (the “Company”), effective as of September 19, 2015 (the “LLC Agreement”). Capitalized terms used but not defined in this Amendment have the respective meanings assigned to such terms in the LLC Agreement.

RECITAL

WHEREAS, this Amendment is executed by Entergy International LTD LLC (“EIL”) and Entergy Utility Holding Company, LLC (“EUH”), as the holders of the issued and outstanding Class A Common Membership Interests, in accordance with Section 17.9 of the LLC Agreement.
NOW, THEREFORE, in consideration of the foregoing premises, the terms and conditions stated herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the following is hereby agreed to:
1.Amendment. Section 9.1(viii) of the LLC Agreement is amended and restated in its entirety as follows:

“After all the distributions to the holders of the Class C Preferred Membership Interests provided for in clauses (vi) and (vii) of this Section 9.1, with respect to the then-current Distribution Period and all preceding Distribution Periods, have been paid in full, or have been declared in full and funds set apart for the payment of such distributions, the Class D Preferred Membership Interests shall be entitled to receive, if, when, and as declared by the Directors after such time, out of funds legally available for the payment of distributions and in preference to the Common Interests, cumulative cash distributions with respect to each Class D Preferred Membership Interest owned in an amount equal to 5.0% of the Class D Preferred Liquidation Price per annum. Such distributions shall be payable quarterly on March 15, June 15, September 15, and December 15 of each year, or if any such date is not a Business Day on the next succeeding Business Day (each such distribution, and each distribution payable to holders of Class D Preferred Membership Interests pursuant to Section 9.1(viii), a “Distribution Payment”, each such date a “Distribution Payment Date” and each such quarter a “Distribution Period”), beginning on June 15, 2017, to holders of record of the Class D Preferred Membership Interests as of a date to be fixed by the Board not exceeding sixty (60) days and not less than ten (10) days preceding the applicable distribution payment date. For the avoidance of doubt, the Distribution Payment due on June 15, 2017 shall include distributions on the Class D Preferred Membership Interests that are payable for the first and second quarters of 2017. Such distributions shall be made by the Company by mailing a check or sending a wire transfer, in the amount of such distribution, to such holder’s last registered address listed in the transfer records of the Company, in the case of a check, or to an account specified by such holder at least ten (10) days prior to the applicable distribution payment date, in the case of a wire transfer.”

2.Effect of Amendment. Except as expressly set forth herein, this Amendment shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the LLC Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. After the Effective Date, any reference in the LLC Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the LLC Agreement, “thereunder”, “thereof”, “therein” or words of like import in any other agreement between or among the Company and any of the Members or between or among any of the Members, shall be deemed a reference to the LLC Agreement as modified hereby.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned holders of the issued and outstanding Class A Common Membership Interests have executed and delivered this Amendment in accordance with Section 17.9 of the LLC Agreement as of the Effective Date.

ENTERGY INTERNATIONAL LTD LLC

By:
Name: Steven C. McNeal
Title: Vice President and Treasurer

ENTERGY UTILITY HOLDING COMPANY, LLC

By:
Name: Steven C. McNeal
Title: Vice President and Treasurer